EXHIBIT 23.1



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Delta Petroleum Corporation


We consent to the incorporation by reference in the registration statements (Nos. 333-125417, 333-120924, 333-117694, 333-116111, 333-
113766, 333-111883, 333-109792, 333-107147, 033-91452, 333-59898, 333-
91930, 333-84642, 333-47414, and 333-33380) on Form S-3 and (Nos. 333-
103585, 333-73324 and 333-108866) on Form S-8 of Delta Petroleum
Corporation of our report dated September 3, 2004 (except as to Note 11, which is as of March 15, 2005), with respect to the consolidated balance sheets of Delta Petroleum Corporation and subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows, for each of the years in the three-year period ended June 30, 2004, which report appears in the Current Report on Form 8-K of Delta Petroleum Corporation dated August 9, 2005.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, as of July 1, 2002.


                                    /s/ KPMG LLP

                                    KPMG LLP

Denver, Colorado
August 8, 2005